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                                                                EXHIBIT 10.14



                           SOFTWARE LICENSE AGREEMENT

                       AETHER INTELLIGENT MESSAGING (AIM)

       This Software License Agreement ("Agreement") is made effective as of the date last executed below ("Effective Date") by and between Aether Technologies International, L.L.C. (hereinafter, "Aether" or "Aether Technologies"), located at 11460 Cronridge Drive, Owings Mills, MD 21117, and AirWeb Corporation (d/b/a OpenSky Corporation) ("Licensee"), located at 471 Emerson Street, Suite 200, Palo Alto, CA 94301.

       The parties agree as follows:

       1. Licensed Software. The software to be licensed to Licensee (which excludes all of Licensee's affiliates, subsidiaries, partnerships, associations or other entities or legal relationships in whatever form (collectively referred to as "Licensee's Subsidiaries")), is Aether's AIM software and documentation (the "Licensed Software"), as described on Exhibit A. The portion of the Licensed Software described on Exhibit B hereto is referred to herein as the "Client Code." All references herein to Licensed Software shall include the Client Code.

       2. License Grant. Subject to the terms of this Agreement, Aether grants to Licensee a personal, perpetual, worldwide, irrevocable, royalty-free, non-exclusive and, except as provided in Section 7, non-transferable license to
(a) reproduce, display and use the Licensed Software at any of Licensee's data centers and (b) reproduce, sublicense and distribute, directly or indirectly through value added resellers, original equipment manufacturers, system integrators or other intermediaries, the Client Code solely for use by Licensee's customers on wireless hardware devices. Before copying the Licensed Software, Licensee shall provide Aether with 90 days' written notice and Aether will have the opportunity to make copies of the Licensed Software and install such copies in additional data centers identified by Licensee. Licensee shall also have the right to make two copies of the Licensed Software as archival or backup copies for its own internal use. No rights are granted under this Agreement to modify the Licensed Software. Except as otherwise provided in this
Section 2, Licensee is expressly prohibited from licensing or distributing the Licensed Software to any third party, which includes Licensee's Subsidiaries, without the prior written permission of Aether, and any such attempted license or distribution is a material breach of this Agreement.

       Licensee acknowledges that the Licensed Software contains intellectual property belonging exclusively to Aether Technologies. Except as provided herein, Licensee acknowledges and agrees that this Agreement does not grant any right, title or interest in and to any patents, copyrights, trade secrets, trademarks or other property rights or rights of ownership in the Licensed Software in whatever form. All rights not expressly granted by Aether hereunder are reserved by Aether Technologies.

       3. License Fee. No fees are due and payable by Licensee to Aether or from Aether to Licensee for the license granted or services provided pursuant to this Agreement. Aether has agreed to enter into this Agreement as consideration for the shares of Series A Preferred Stock of Licensee issued and sold to Aether by Licensee as set forth in that certain Series A Preferred Stock Purchase Agreement, dated as of August __, 1999.

       4. Copyright Notice. OpenSky shall reproduce all copyright notices contained in the Licensed Software on each copy made by Licensee of the Licensed Software in whatever form.

       5. Term. This Agreement shall be effective as of the Effective Date and shall remain in effect until terminated pursuant to this Section 5. Either party may terminate this Agreement by providing written notice to the other party if the other party is in material breach of this Agreement and has not remedied such breach within thirty (30) days of notice thereof. The parties agree that their respective obligations and applicable limitations under Sections 2 (License Grant), 7 (No Assignment; No Reverse Engineering), 8 (Confidentiality), 9 (Representations and Warranties), 10 (Indemnification), and 11 (Limitation of Liability) shall survive any expiration or termination of this Agreement and that any other obligations and duties which by their nature extend beyond the expiration or termination of this Agreement shall survive any expiration or termination and shall remain in effect for a period of ten (10) years thereafter.

       6.     Support.

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              (a)    Aether shall, at Aether's sole expense, provide Licensee
       with all Updates as they become generally available to Aether's licensees. In this Agreement, "Updates" means all new versions of the Licensed Software, including all error corrections, patches, work-arounds, fixes, enhancements, new versions defined by changes to the version number (e.g., 2.0 to 3.0).

              (b) Should Licensee need any custom modifications to the Licensed Software, Aether agrees to negotiate in good faith an agreement for the provision of such modifications on a time and materials basis.

              (c) If at any time during the term of this Agreement, the Licensed Software fails to substantially conform to the Documentation, Aether shall, at its option, either modify or replace the Licensed Software to conform to the Documentation in a prompt manner after receiving notice of any substantial nonconformity from Licensee.

       7. No Assignment; No Reverse Engineering. Neither this Agreement nor the rights or obligations hereunder, either in whole or in part, may be assigned or otherwise transferred, whether voluntarily or by operation of law, by Licensee without the prior written consent of Aether, which consent may be withheld in Aether's sole discretion, and any attempted transfer or assignment is null and void and shall be deemed a material breach of this Agreement. Notwithstanding the foregoing, Licensee may assign this Agreement to an acquirer of all of the stock or substantially all of the assets of Licensee. Licensee shall not reverse engineer, reverse compile or disassemble the Licensed Software.

       8. Confidentiality. Licensee hereby acknowledges that the Licensed Software, embodied in whatever form or media, constitutes a valuable trade secret belonging to Aether, and Licensee agrees to hold such trade secret in strict confidence, and not to use or disclose such trade secret, except as permitted hereunder. Licensee further acknowledges that Aether is the owner of and retains all title to the Licensed Software recorded on the original media and all subsequent copies regardless of the form or media.

       9.     Representations and Warranties.

              (a) Each party represents and warrants to the other that (i) it has the legal right and corporate power and authority to execute, deliver, and perform this Agreement, provided that the sole and exclusive remedy for a breach of this Subsection 9 as it relates to intellectual property rights will be the indemnification obligations (including the limits thereto) set forth in Section 10; (ii) its execution, delivery, and performance of this Agreement has been duly authorized in accordance with all appropriate corporate power and authority; (iii) the individual signing this Agreement on its behalf has been authorized to execute this Agreement in the capacity set forth under such individual's name on the signature page hereof; and (iv) the execution, delivery, and performance of this Agreement constitutes its legal, valid, and binding obligation enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and that the remedy of specific performance may be subject to judicial discretion.

              (b) Aether represents and warrants to Licensee that the Licensed Software will perform substantially in accordance with its Documentation.

       10.    Indemnification.

              (a) General. Aether, at its own expense, will indemnify and defend Licensee, its employees, representatives, agents and affiliates against any claim, suit, action or proceeding based on or arising from a claim brought by a third party that the use, copying, display, or distribution of the Licensed Software by Licensee as permitted in
       Section 2 infringes in any manner Intellectual Property Right of any third party. In this Agreement, "Intellectual Property Rights" means all rights in, to, or arising out of: (i) any U.S., international or foreign patent or any application therefor and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;
       (ii) inventions (whether patentable or not in any


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       country), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data; (iii) copyrights, copyright registrations, mask works, mask work registrations, and applications therefor in the U.S. or any foreign country, and all other rights corresponding thereto throughout the world; (iv) moral rights; and (v) any other proprietary rights anywhere in the world similar to those described in this definition. Aether's obligations set forth in this Section 10 are conditioned on (i) Aether's prompt notice of any indemnified claim, and (ii) Licensee permits Aether to assume and control the defense of the action, with counsel chosen by Aether. Aether will pay any and all costs, damages, and attorneys fees awarded against Licensee in connection with or arising from any such claim, suit or proceeding.

              (b) Election of Remedy. In the event that Licensee's ability to use the Licensed Software is enjoined due to a claim covered by the indemnity obligations set forth in Section 10(a) above, Aether will, at its option and expense, either: (i) procure for Licensee the right to use the Licensed Software; (ii) replace the infringing material so that it is non-infringing; (iii) modify the infringing material so that it is non-infringing or, (iv) if none of the above options are reasonably available after commercially reasonable attempts by Aether, Aether may, at its option, terminate this Agreement.

               (c) Sole and Exclusive Remedy. The foregoing states Aether's entire liability and Licensee's sole and exclusive remedy with respect to the infringement of intellectual property rights of any third party.

               (d) LIMIT ON INDEMNITY LIABILITY. IN NO EVENT SHALL AETHER'S AGGREGATE, CUMULATIVE LIABILITY TO LICENSEE ARISING OUT OF OR RELATING TO THE INDEMNITY OBLIGATIONS DESCRIBED IN THIS SECTION 10 EXCEED ONE MILLION DOLLARS ($1,000,000). THIS LIMITATION ON LIABILITY IS CUMULATIVE WITH ALL PAYMENTS BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS OR SUITS UNDER THIS SECTION WILL NOT ENLARGE THE LIMIT.

               (e)   Warranty Disclaimer. SUBJECT TO AETHER'S OBLIGATIONS UNDER
       SECTION 9(b), AETHER TECHNOLOGIES MAKES NO REPRESENTATIONS OR WARRANTIES THAT THE LICENSED SOFTWARE IS FREE OF ERRORS. THE LICENSED SOFTWARE IS PROVIDED ON AN "AS IS" BASIS AND ALL RISK IS WITH LICENSEE. SUBJECT TO AETHER'S OBLIGATIONS UNDER SECTION 9(b), AETHER TEHNOLOGIES MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

       11. Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR REVENUE, OR INTERRUPTION OF BUSINESS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

       12. Entire Agreement. This Agreement and any attachments hereto represent the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior representations, understandings and agreements, whether oral or written, with respect to such subject matter. This Agreement may be modified only by a writing executed by both parties hereto.

       13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland as such laws are applied to agreements entered into and to be performed entirely within Maryland between Maryland residents and by the laws of the United States. The parties hereby submit to the jurisdiction of the State of Maryland, and the United States District Court of Maryland, and agree that such tribunals


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shall have jurisdiction and venue over all controversies in connection herewith. The parties exclude in its entirety the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

       14. Export Regulations. Licensee shall not export, directly or indirectly, any information acquired under this Agreement or any products utilizing any such information to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other government approval without first obtaining such license or approval.

       15. Relationship of the Parties. Each of the parties shall at all times during the term of this Agreement act as, and shall represent itself to be, an independent contractor, and not an agent or employee of the other.

       16. Waiver. A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity, except as expressly limited by this Agreement.

       17. Injunctive Relief. The copying or use of the Licensed Software in a manner inconsistent with any provision of this Agreement will cause irreparable injury to Aether for which Aether will not have an adequate remedy at law. Aether shall be entitled to equitable relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions.

       18. Severability. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

       19. Notices. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the signatory of the party to be notified, at the address set forth above, or at such other place of which the other party has been notified in accordance with the provisions of this Section 19 (Notices). Copies of all notices to Aether shall also be sent to the following address: Aether Technologies, Attention, Chief Financial Officer, 11460 Cronridge Drive, Owings Mills, MD 21117, telecopy (410) 654-6554. Copies of all notices to Licensee shall also be sent to the following address: Wilson, Sonsini, Goodrich & Rosati, Attention: Aaron J. Alter, Esq., 650 Page Mill Road, Palo Alto, CA 94304, facsimile (650) 493-6811. Notices will be treated as having been received upon the earlier of actual receipt or five
(5) days after posting.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

Licensee:                                   Aether Technologies International,
AirWeb Corporation                          L.L.C.:
(d/b/a OpenSky Corporation)


By:  /s/ Michael D. Dolbec                  By: /s/ David S. Oros
   ---------------------------------            ------------------------------

Printed: Michael D. Dolbec                  Printed: David S. Oros
        ----------------------------                --------------------------

Title:  CFO and Secretary                   Title: Manager
      ------------------------------              ----------------------------

Date:   August 9, 1999                      Date: 8/9/99
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                                   SCHEDULE A

                             DETAILED SOFTWARE LIST
    The object code for the software described in the attached documentation and the attached documentation



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                                   SCHEDULE B

                           DESCRIPTION OF CLIENT CODE
The object code for the Client Software described in the attached documentation and the attached documentation relating to the Client Software




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